EXHIBIT 10.13

AMBAC FINANCIAL GROUP, INC.

1997 NON-EMPLOYEE DIRECTORS EQUITY PLAN,

AS AMENDED

Form of Notice of Award of Director Annual Stock Units

Ambac Financial Group, Inc. (the “Company”) has adopted the 1997 Non- Employee Directors Equity Plan, as amended (the “Plan”) to promote the long-term growth and financial success of the Company by attracting, motivating and retaining non-employee directors of outstanding ability and assisting the Company in promoting a greater identity of interest between the Company’s non-employee directors and its stockholders.

This Notice of Award sets forth the terms and conditions of an award of restricted stock units (“Director Annual Stock Units”) granted under Section 7 of the Plan. Annex A of this Notice of Award (“Annex A”) names the individual to whom the Director Annual Stock Units are granted (the “Participant”) and sets forth the number of Director Annual Stock Units subject to the award.

This Notice of Award and the Director Annual Stock Units granted hereby shall be subject to the Plan, the terms of which are incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Notice of Award, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan, a copy of which has been furnished to the Participant.

1.	Grant of Director Annual Stock Units.

Subject to the terms and conditions contained herein and in the Plan, the Company grants to the Participant, as of the date of grant indicated on Annex A (the “Date of Grant”), the number of Director Annual Stock Units indicated on Annex A.

2.	Terms and Conditions of the Director Annual Stock Units.

The Director Annual Stock Units shall have the following terms and conditions:

(a) General. Each Director Annual Stock Unit shall represent the unsecured promise of the Company to transfer to the Participant, on the settlement date of such Unit and subject to the terms and conditions set forth in this Notice of Award, one share of the Company’s common stock, par value $0.01 per share (“Common Stock”).

Ambac 1997 Non-Employee Directors Equity Plan

Form of Notice of Award of Director Annual Stock Units

(b) Director Account. As provided in the Plan, the Company will maintain a bookkeeping record for the Participant (the Participant’s “Director Account”) to which number of Director Annual Stock Units indicated on Annex A will be credited as of the Date of Grant.

(c) Vesting.

(i) Normal Vesting. The Director Annual Stock Units, including any additional Director Annual Stock Units credited to the Participant’s Director Account pursuant to Section 2(d) below, shall vest on the first anniversary of the Date of Grant, provided that the Participant shall have remained a member of the Company’s Board of Directors (the “Board”) continuously from the Date of Grant until the earlier of (A) such first anniversary or (B) if the Participant declines to stand for re-election to the Board at the annual meeting of the Company’s stockholders (an “Annual Meeting”) held in the first calendar year following the Date of Grant, the date of such Annual Meeting.

(ii) Accelerated Vesting. Notwithstanding clause (i) above, all of the Director Annual Stock Units, including any additional Director Annual Stock Units credited to the Participant’s Director Account pursuant to Section 2(d) below, shall immediately vest upon the earlier to occur of (X) the Participant’s ceasing to be a member of the Board as a result of death or Permanent Disability (as defined below) or (Y) subject to the following sentence, a Change in Control of the Company. Notwithstanding the preceding sentence, if any Person commences a tender offer for shares of Common Stock which, if successfully completed, would result in a Change in Control, then all Director Annual Stock Units subject to this Notice of Award shall vest and be settled immediately prior to the scheduled expiration of such tender offer, and the Company shall have instituted procedures to enable the Participant, if the Participant so desires, to tender the shares issued upon settlement of such Director Annual Stock Units into such offer.

(iii) Forfeiture. Except in the case of accelerated vesting provided for in clause (ii) above, all of the Director Annual Stock Units subject to this Notice of Award shall be forfeited, and all rights of the Participant to or with respect to such Director Units shall terminate without any obligation on the part of the Company, if the Participant’s service as a member of the Board terminates prior to the vesting of the Director Annual Stock Units.

(d) Dividends and Distribution on Common Stock. If the Company pays any cash or other dividend or makes any other distribution in respect of the Common Stock, the Participant’s Director Account will be credited with an additional number of Director Units (including fractions thereof) determined by dividing (A) the amount of cash, or the value (as determined by the Board) of any securities or other property, paid or distributed in respect of one outstanding share of Common Stock by (B) the Fair Market Value (as defined below) of a share of Common Stock for the date of such payment or distribution, and multiplying the result of such division by (C) the number of Director Annual Stock Units indicated on Annex A, plus the number of Director Annual Stock Units previously credited to the Participant’s Director Account

Ambac 1997 Non-Employee Directors Equity Plan

Form of Notice of Award of Director Annual Stock Units

in respect of such Director Annual Stock Units pursuant to this Section 2(d). Credits shall be made effective as of the date of the dividend or other distribution in respect of the Common Stock.

(e) Delivery of Share Certificates.

(i)	Ordinary Settlement. Subject to Section 3(d)(ii), settlement of any Director Annual Stock Units shall occur promptly following the date on which such Director Annual Stock Units vest. Director Annual Stock Units will be settled, at the election of the Participant, either by:

(A)	Delivery of a stock certificate or certificates representing the number of shares of Common Stock equal to the number of Director Annual Stock Units being settled (any fractional Director Annual Stock Units being rounded up to the next whole Director Annual Stock Unit). Certificates shall be issued in the name of the Participant (or of the person or persons to whom such Director Annual Stock Units were transferred by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order).

(B)	The transfer of the corresponding number of shares of Common Stock equal to the number of Director Annual Stock Units being settled (or any fractional Director Annual Stock Unit being rounded up to the next whole Director Annual Stock Unit) to the brokerage account designated by the Participant to the Company in writing prior to settlement.

(ii)	Deferred Settlement. Unless the Committee, in its sole discretion, determines otherwise, a Participant may irrevocably elect to defer settlement of any Director Annual Stock Units until a future date, provided that

(A)	the Participant’s election is made prior to the grant of the Director Annual Stock Units described in Annex A hereto,

AND

(B)	no such settlement may extend beyond the earlier of (i) the Participant’s service on the Board or (ii) the Participant’s death.

A deferral election shall be made on a form provided to the Participant by the Company for this purpose.

Ambac 1997 Non-Employee Directors Equity Plan

Form of Notice of Award of Director Annual Stock Units

(iii)	Certain Exceptions Pursuant to Company Policy. Anything herein to the contrary notwithstanding, settlement of a Director Annual Stock Unit shall not occur on a date on which the Company’s policies then in effect prohibit the Participant from engaging in transactions in the Company’s securities. Instead, settlement shall occur on, or as promptly as practicable following, the first date that the Participant is again permitted to engage in transactions in the Company’s securities under the Company policies.

(iv)	Transfer Restrictions on Common Stock. Shares of Common Stock issued upon the settlement of Director Annual Stock Units will not be subject to restrictions on transfer (except for any restrictions imposed by the federal securities laws or other applicable laws or regulations and for any restrictions under the Company’s trading policies applicable to employees).

(f) Transfer Restrictions on Director Annual Stock Units. Director Annual Stock Units may not be transferred, except by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order.

3.	Tax Withholding.

The Company shall not, unless required or permitted by the Internal Revenue Code or applicable accounting rules or regulations, withhold shares of Common Stock that would otherwise be received by the Participant or deduct from cash payments to be made pursuant to or in connection with the settlement of the Director Annual Stock Units, any amount for the purpose of satisfying any Federal, state or local tax withholding requirement.

The Company, to the extent required or permitted by the Internal Revenue Code and/or applicable accounting rules, shall have the right, prior to the delivery of any certificates evidencing shares of Common Stock to be issued upon full or partial settlement of the Director Annual Stock Units, to require the Participant to remit to the Company any amount sufficient to satisfy any Federal, state or local tax withholding requirements. The Company may permit the Participant to satisfy, in whole or in part, such obligation to remit taxes, by directing the Company to withhold shares of Common Stock that would otherwise be received by the Participant, pursuant to such rules as the Board may establish from time to time. The Company shall also have the right to deduct from all cash payments made pursuant to or in connection with the Director Annual Stock Units any Federal, state or local taxes required to be withheld with respect to such payments.

Ambac 1997 Non-Employee Directors Equity Plan

Form of Notice of Award of Director Annual Stock Units

4.	No Restriction on Right to Effect Corporate Changes; No Right to Re-election;

Neither the Plan, this Notice of Award, the grant of the Director Annual Stock Units nor any action taken hereunder shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

In addition, neither the Plan, this Notice of Award, the grant of the Director Annual Stock Units nor any action taken hereunder shall be deemed to create any obligation on the part of the Board to nominate the Participant for re-election by the Company’s stockholders, nor confer upon the Participant the right to remain a member of the Board for any period of time or at any particular rate of compensation.

5.	Adjustment of and Changes in Shares.

In the event of any merger, consolidation, recapitalization, reclassification, stock dividend, special cash dividend, or other change in corporate structure affecting the Common Stock, the Board shall make such adjustments, if any, as it deems appropriate in the number and class of shares subject to the Director Annual Stock Units. The foregoing adjustments shall be determined by the Board in its sole discretion.

6.	Preemption of Applicable Laws and Regulations.

Anything herein to the contrary notwithstanding, if, at any time specified herein for the issuance of shares of Common Stock to the Participant, any law, regulation or requirement of any governmental authority having jurisdiction shall require either the Company or the Participant to take any action in connection with the shares then to be issued, the issuance of such shares shall be deferred until such action shall have been taken.

7.	Board Decisions Final.

Any dispute or disagreement which shall rise under, or as a result of, or pursuant to, or in connection with, this Notice of Award or the Director Annual Stock Units shall be determined by the Board, and any such determination or any other determination by the Board under or pursuant to this Notice of Award and any interpretation by the Board of the terms of the Director Annual Stock Units shall be final and binding on all persons affected thereby.

Ambac 1997 Non-Employee Directors Equity Plan

Form of Notice of Award of Director Annual Stock Units

8.	Amendments.

The Board shall have the power to alter or amend the terms of the Director Annual Stock Units as set forth herein, from time to time, in any manner consistent with the provisions of Section 11 of the Plan, and any alteration or amendment of the terms of the Director Annual Stock Units by the Board shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Board shall give written notice to the Participant of any such alteration or amendment as promptly as practicable after the adoption thereof. The foregoing shall not restrict the ability of the Participant and the Company by mutual consent to alter or amend the terms of the Director Annual Stock Units in any manner which is consistent with the Plan and approved by the Board.

9.	Notice Requirements.

Any notice which either party hereto may be required or permitted to give to the other shall be in writing. Such notice may be delivered to the Company personally or by mail, postage prepaid, addressed as follows: Ambac Financial Group, Inc., One State Street Plaza, New York, New York 10004, attention: Corporate Secretary, or at such other address as the Company, by notice to the Participant, may designate in writing from time to time, and to the Participant at the Participant’s address as shown on the records of the Company or at such other address as the Participant, by notice to the Company, may designate in writing from time to time.

10.	Governing Law.

The terms and conditions stated herein are to be governed by, and construed in accordance with, the laws of the State of Delaware.

11.	Entire Agreement; Headings.

This Notice of Award (which includes Annex A) and the other related documents expressly referred to herein set forth the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof. In the event of a discrepancy or inconsistency in the number of Director Annual Stock Units, the Date of Grant, the vesting of the Director Annual Stock Units or any other term in this Notice of Award and the provisions of the Plan authorizing the grant of the Director Annual Stock Units, the provisions of the Plan shall control and the Company shall have the right in its sole discretion, to replace the Notice of Award with a correct version or any portion thereof (including any portion of Annex A). The headings of Sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Notice.

Ambac 1997 Non-Employee Directors Equity Plan

Form of Notice of Award of Director Annual Stock Units

12.	Definitions.

For purposes hereof, the following terms shall have the meanings specified below.

(a) Change in Control. “Change in Control” means:

(i) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the Common Stock then outstanding, but shall not include any such acquisition by:

(A) the Company;

(B) any Subsidiary of the Company;

(C) any employee benefit plan of the Company or of any Subsidiary of the Company;

(D) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan;

(E) any Person who as of January 31, 1996 was the beneficial owner of 15% or more of the shares of Common Stock outstanding on such date unless and until such Person, together with all affiliates and associates of such Person, becomes the beneficial owner of 25% or more of the shares of Common Stock then outstanding whereupon a Change in Control shall be deemed to have occurred; or

(F) any Person who becomes the Beneficial Owner of 20% or more, or, with respect to a Person described in clause (E) above, 25% or more, of the shares of Common Stock then outstanding as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company unless and until such Person, after becoming aware that such Person has become the beneficial owner of 20% or more, or 25% or more, as the case may be, of the then outstanding shares of Common Stock, acquires beneficial ownership of additional shares of Common Stock representing 1% or more of the shares of Common Stock then outstanding, whereupon a Change in Control shall be deemed to have occurred;

(ii) individuals who, as of the date the Plan was approved by the Board, constituted the Board, and subsequently elected members of the Board whose election is approved or recommended by at least a majority of such current members or their successors whose election was so approved or recommended (other than any subsequently elected members whose initial assumption of office occurs as a result of an

Ambac 1997 Non-Employee Directors Equity Plan

Form of Notice of Award of Director Annual Stock Units

actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board), cease for any reason to constitute at least a majority of such Board; or

(iii) approval by the stockholders of the Company of (A) a merger or consolidation of the Company with any other corporation, (B) the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any Subsidiary) pursuant to applicable stock exchange requirements, or (C) sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of the then outstanding shares of common stock and 70% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Common Stock.

(b) Permanent Disability. “Permanent Disability” means a physical or mental impairment rendering the Participant substantially unable to function as a member of the Board for any period of six consecutive months. Any dispute as to whether the Participant is Permanently Disabled shall be resolved by a physician mutually acceptable to the Participant and the Company, whose decision shall be final and binding upon the Participant and the Company.

ANNEX A TO THE

FORM OF DIRECTOR ANNUAL STOCK UNITS

AWARD AGREEMENT

FORM OF DIRECTOR ANNUAL STOCK UNITS AWARD

Participant: [Name]	Social Security No.:

No. of Shares:	Vesting Date:

Date of Grant: